
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from U.S.
Franchise Systems, Inc. consolidated financial statements for the nine months ended September 30, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                          19,221
<SECURITIES>                                         0
<RECEIVABLES>                                        0
<ALLOWANCES>                                        42
<INVENTORY>                                          0
<CURRENT-ASSETS>                                26,991
<PP&E>                                           3,381
<DEPRECIATION>                                     383
<TOTAL-ASSETS>                                  83,854
<CURRENT-LIABILITIES>                            6,738
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           491<F1>
<OTHER-SE>                                      69,007
<TOTAL-LIABILITY-AND-EQUITY>                    83,854
<SALES>                                          7,444
<TOTAL-REVENUES>                                 7,444
<CGS>                                                0
<TOTAL-COSTS>                                   10,445
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 761
<INCOME-PRETAX>                                (3,001)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            (3,001)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   (3,001)<F2>
<EPS-PRIMARY>                                   (0.18)<F2>
<EPS-DILUTED>                                   (0.18)

<F1>Includes 3,128,473 (net of 58,807 shares in treasury) shares of Class A common stock that are redeemable under certain circumstances by the Company for reasons not under the Company's control.
<F2>Per share amounts are determined by dividing loss applicable to common stockholders by weighted average shares outstanding. Weighted average shares include redeemable common shares outstanding. Loss applicable to common stockholders represent net loss adjusted for dividends accreted on the redeemable preferred stock.

